Exhibit 23.3

The Board of Directors of Globus Wireless Ltd.:


We consent to the use of our report on Edge Continental Inc. dated November 24, 2000 and to the reference to our firm under the heading "Experts" in this Form SB-2.


signed "KPMG LLP"


Kelowna, Canada

October 5, 2001